SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CINTAS
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[LOGO OF CINTAS]

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on October 17, 2001, at 10:00 a.m. Eastern Time at the Company’s Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

This booklet includes formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and gives personal information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to return your completed proxy card promptly in the enclosed envelope, or use one of the alternative voting methods described on the proxy card attachment.

Sincerely,

/s/ Richard T. Farmer
Richard T. Farmer
Chairman of the Board

August 28, 2001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF CINTAS CORPORATION

Time:	10:00 a.m., Eastern Time

Date:	October 17, 2001

Place:	Cintas Corporate Headquarters 6800 Cintas Boulevard Cincinnati, Ohio

Purpose:

1. To establish the number of Directors to be elected at eight;

2. To elect eight Directors;

3. To conduct other business if properly raised.

Only shareholders of record on August 20, 2001 may vote at the meeting. The approximate mailing date of the Proxy Statement and accompanying Proxy Card is August 28, 2001.

The vote of each shareholder is important. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card attachment sent to you.

/s/ Richard T. Farmer
Richard T. Farmer
Chairman of the Board

August 28, 2001

TABLE OF CONTENTS	Page

GENERAL INFORMATION

Who may vote

Shareholders of Cintas, recorded in our stock register on August 20, 2001, may vote at the meeting. As of that date, Cintas had 169,681,866 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. You may also vote by Internet or telephone using one of the methods described in the attachment to the proxy card. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

Cintas’ Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

If you sign and return the enclosed proxy card, but do not specify how to vote, we will vote your shares in favor of setting the number of directors at eight and in favor of our director candidates.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Voting by proxy

All proxies properly signed will, unless a different choice is indicated, be voted “FOR” establishing the number of directors to be elected at eight and “FOR” the election of all nominees for Directors proposed by the Board of Directors.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Cintas’ CFO in writing at the address under “Questions?” on page 13.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The eight director candidates receiving the most votes will be elected to fill the seats on the Board. Approval of any other proposal requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes, but not for voting purposes. Broker non-votes occur when a broker returns a proxy, but does not have authority to vote on a particular proposal.

Attending in person

Only shareholders, their proxy holders and Cintas’ guests may attend the meeting.

Other matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

ELECTION OF DIRECTORS
(Items 1 and 2 on the Proxy Card)

The Board has nominated the director candidates named below.

The Board of Directors oversees the management of Cintas’ long-term strategic plans and exercises direct decision making authority in key areas, such as declaring dividends. Just as important, the Board chooses the CEO, sets the scope of his authority to manage the Company’s business day to day and evaluates his performance. The Board also reviews development and succession plans for Cintas’ top executives.

The Company’s By-Laws require that the Board of Directors consist of at least three members with the exact number to be established by shareholders or the Board of Directors. The Board presently consists of eight directors and the Board is recommending that this number be retained.

The Board is nominating for election all of the following: Richard T. Farmer, Robert J. Kohlhepp, Scott D. Farmer, Gerald V. Dirvin, James J. Gardner, Robert J. Herbold, Roger L. Howe and Donald P. Klekamp. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes.

Most Cintas directors – including five of our eight nominees – are not Cintas employees. Only non-employee directors serve on Cintas’ Audit and Compensation Committees. All eight directors are elected for one-year terms. Personal information on each of our nominees is given below.

The Board met four times last year. Cintas’ directors attended 100% of Board and committee meetings.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

The Board recommends you vote FOR each of the following candidates:

Richard T. Farmer [1] 66	Richard T. Farmer has been with Cintas and its predecessors since 1957 and has served in his present position since 1968. Prior to August 1,
1995, Mr. Farmer also served as Chief Executive Officer. He is a Director of Fifth Third Bancorp and its subsidiary The Fifth Third Bank, Cincinnati,
Ohio. He is also the Chairman of Summer Hill, Inc.

Robert J. Kohlhepp [1] 57	Robert J. Kohlhepp has been a Director of Cintas since 1979. He has been employed by Cintas since 1967 serving in various executive capacities including Vice President – Finance until 1979 when he became
Executive Vice President. He served in that capacity until October 23,
1984, when he was elected President, a position he held until July 1997.
Mr. Kohlhepp was elected to his present position of Chief Executive
Officer on August 1, 1995. He is also a Director of The Mead Corporation,
Dayton, Ohio.

Scott D. Farmer 42	Scott D. Farmer joined Cintas in 1981. He has served in various management positions including President of Cintas Sales Corporation,
Vice President – National Account Division and Vice President – Marketing
and Merchandising. He was elected a Director of Cintas in 1994. In July
1997, he was elected President and Chief Operating Officer of the
Company.

Gerald V. Dirvin 2&3 64	Gerald V. Dirvin was elected a Director of Cintas in 1993. Mr. Dirvin joined
The Procter & Gamble Company in 1959 and served in various
management positions. He retired as Executive Vice President and as a
Director in 1994. Mr. Dirvin is also a Director of Fifth Third Bancorp and its subsidiary The Fifth Third Bank, Cincinnati, Ohio.

James J. Gardner 1&3 68	James J. Gardner served in various management positions with Cintas from 1956 until his retirement in 1988. Mr. Gardner has served as a Director of the Company since 1969.

Robert J. Herbold [2] 59	Robert J. Herbold was elected a Director of Cintas in 2001. Mr. Herbold retired in February 2001 as Executive Vice President and Chief Operating
Officer of Microsoft Corporation. He is currently working part time for
Microsoft Corporation as Executive Vice President assisting in the government, industry and customer areas. Additionally, he is the managing partner of Herbold Group, LLC. Mr. Herbold is also a director of
Weyerhaeuser, Agilent Technologies and Immunex.

Roger L. Howe 2&3 66	Roger L. Howe has been a Director of Cintas since 1979. He was the
Chairman of the Board of U.S. Precision Lens, Inc., until his retirement on
September 1, 1997. Mr. Howe held that position in the firm for over five years. Mr. Howe is a Director of U.S. Bancorp and Convergys
Corporation.

Donald P. Klekamp [2] 69	Donald P. Klekamp was elected a Director of Cintas in 1984. Mr. Klekamp is associated with the Cincinnati law firm of Keating, Muething & Klekamp, P.L.L., which serves as counsel for the Company.

Ages are as of September 1, 2001.

Richard T. Farmer is the father of Scott D. Farmer and the brother-in-law of James J. Gardner.

[1]	Member of the Executive Committee of the Board of Directors.

[2]	Member of the Audit Committee of the Board of Directors.

[3]	Member of the Compensation Committee of the Board of Directors.

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a $12,000 annual retainer for serving as a Director plus $2,250 for each meeting attended. Committee members also receive $1,200 for each committee meeting attended. Committee Chairmen receive an additional fee of $2,500 per year. Each nonemployee Director is annually granted an option to purchase 1,000 shares of Common Stock at an exercise price equal to the market price on the date of grant. Directors who are employees of the Company are not separately compensated for serving as Directors.

Nonemployee directors may elect to defer all or part of these fees either into Cintas stock equivalents with dividends or into a deferred account that earns interest at a rate equal to one-year United States Treasury Bills. Deferred fees are payable in one to 120 monthly installments beginning in a month selected by the Director, but in no case later than the first month after the Director leaves the Board.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board. The Board of Directors does not have a nominating committee.

The Audit Committee is composed of four independent directors and is governed by the Audit Committee Charter adopted by the Board of Directors. All members meet NASD independence standards.

Committee members: Roger L. Howe (Chairman), Gerald V. Dirvin, Robert J. Herbold and Donald P. Klekamp.

Meetings last year: Two.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board including Independence Standards Board Standard No. 1 and considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plan for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors and the Board approved that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company’s independent auditors.

The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees for the last fiscal year were:

Audit Fees	$ 192,000
Audit Related Services (1)	$ 108,000
Financial Information Systems Design and Implementation Fees	$ 0
All Other Fees (2)	$1,923,000

(1)	Audit related services include review of SEC registration statements, benefit plan audits and consultation on accounting standards or transactions.
(2)	All other fees primarily consists of tax services.

Representatives of the firm Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE AUDIT COMMITTEE, Roger L. Howe (Chairman), Gerald V. Dirvin, Robert J. Herbold and Donald P. Klekamp.

The Compensation Committee is responsible for establishing compensation levels for management.

Committee members: Gerald V. Dirvin (Chairman), James J. Gardner and Roger L. Howe.

Meetings last year: Two.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Policies

The Company’s executive compensation policies are designed to support the corporate objective of maximizing the long-term value of the Company for its shareholders and employees. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay. The methods by which the Committee believes the Company’s long-term objectives can be achieved are through incentive compensation plans and the issuance of options to purchase the Company’s Common Stock.

The Committee has established three primary components of the Company’s executive compensation plan. The three components are:

•	base compensation;
•	performance incentive compensation;
•	stock-based performance compensation through stock option grants.

The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company, as well as the other executive officers listed in the compensation table will not be deductible unless the compensation is performance-based and approved by shareholders. This law was not considered by the Committee in determining fiscal 2001 compensation since compensation levels were not in excess of the amounts deductible under the law.

Base Compensation

The Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The Committee’s practice in establishing salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies, but reflects the subjective judgment of the Committee. However, specific annual performance goals are established for each executive officer. Based on the Committee’s comparison of the Company’s overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Committee believes its overall compensation levels are in the middle of the range.

Performance Incentive Compensation

A performance incentive compensation component, which is paid out in the form of an annual cash bonus, was established by the Committee to provide a direct financial incentive to achieve corporate and operating goals. The basis for determining performance incentive compensation is strictly quantitative in nature. At the beginning of each fiscal year, the Committee establishes a target bonus for certain executives based on target levels of increases in earnings per share. Cash bonuses paid to other executives are based on a percentage of operating profits of the particular division served by that officer.

Stock Option Grants

Executive compensation to reward past performance and to motivate future performance is also provided through options granted under Cintas’ Stock Option Plans. The purpose of each plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company’s shareholders. The Committee in its discretion has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant’s current responsibilities. Options granted to executive officers in Fiscal 2001 can be found on page 10.

Chief Executive Officer Compensation

The Committee established Mr. Kohlhepp’s base salary based primarily on a subjective evaluation of the Company’s prior year’s financial results, past salary levels and compensation paid to other chief executive officers in the Company’s industry, as well as other U.S. based companies. Based on the Committee’s comparison of the Company’s overall compensation level for Mr. Kohlhepp as a percent of revenue and net income to comparable companies, the Committee believes his overall compensation level is in the middle of the range. The Committee also establishes at the beginning of each year a performance incentive bonus arrangement for Mr. Kohlhepp. Based on the Company’s belief that shareholder value is best enhanced by increases in earnings per share, the Committee based this arrangement for fiscal 2001 on target levels of increases in earnings per share. The program provided for no bonus if earnings per share did not increase 10% over the prior year’s earnings per share of $1.14. The bonus potential ranged from 10% of base salary if earnings per share increased by $.12 over the prior year up to a maximum of 90% if earnings per share increased by $.28 over the prior year.

RESPECTFULLY SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE, Gerald V. Dirvin (Chairman), James J. Gardner and Roger L. Howe

PRINCIPAL SHAREHOLDERS

The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of August 20, 2001:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Richard T. Farmer [1]	35,168,945 [2]	20.7%

James J. Gardner [1]	10,438,888 [3]	6.2%

Joan A. Gardner [1]	10,438,888 [3]	6.2%

[1]	The address of Richard T. Farmer, James J. Gardner and Joan A. Gardner is Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737.

[2]
Includes 80,340 shares owned by Mr. Farmer’s wife, 7,417,328 shares held in trust for Mr. Farmer’s children, 92,925 shares owned by a corporation controlled by Mr. Farmer, and 26,811,468 shares held by a family partnership.

[3]
Includes the following shares considered to be beneficially owned by both Mr. & Mrs. Gardner: 193,979 shares held by a charitable trust established by Mr. Gardner, 39,123 shares held by a corporation that is controlled by Mr. Gardner, 2,277,542 shares held by various limited partnerships, 7,539,369 shares held by GarFam Partners, LP in which Mr. Gardner and his spouse are limited partners, 378,000 shares held in various trusts and 10,875 shares which may be acquired pursuant to stock options exercisable within 60 days.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

These tables show how much Cintas Corporation Common Stock each director and present executive officer of Cintas named in the summary compensation table owned on August 20, 2001.

		Common Stock Beneficially Owned (1)
Name and Age of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership		Percent of Class
Richard T. Farmer 66	Chairman of the Board	35,168,945	(2)	20.7%

Robert J. Kohlhepp 57	Chief Executive Officer and Director	3,566,652	(3)	2.1%

Scott D. Farmer 42	President, Chief Operating Officer and Director	689,284	(4)	*

Gerald V. Dirvin 64	Director	28,575		*

James J. Gardner 68	Director	10,438,888	(2)	6.2%

Robert J. Herbold 59	Director	—		*

Roger L. Howe 66	Director	1,060,059	(5)	*

Donald P. Klekamp 69	Director	165,778	(6)	*

Robert R. Buck 53	Senior Vice President and President – Uniform Rental Division	146,413	(7)	*

All Directors and Executive Officers as a Group (11 persons)		51,322,158	(8)	30.2%

*Less than 1%

(1)
Included in the amount of Common Stock beneficially owned are the following shares of Common Stock for options exercisable within 60 days: Mr. Kohlhepp –  96,000 shares; Mr. Dirvin – 12,375 shares; Mr. Howe – 12,375 shares; Mr. Klekamp – 12,375 shares; Mr. Gardner – 10,875 shares and Mr. S. Farmer  – 39,600 shares.

(2)	See Principal Shareholders on page 7.

(3)	Includes 289,856 shares held in trust for members of Mr. Kohlhepp’s family, 176,016 shares held by a corporation that is controlled by Mr. Kohlhepp and 1,833,025 shares held by a family partnership.

(4)	Includes 139,350 shares held in trust for the benefit of Mr. Farmer’s children, 4,038 shares owned by Mr. Farmer’s wife and 83,880 shares held by a limited partnership.

(5)	Includes 161,472 shares owned by a limited partnership.

(6)	Includes 153,246 shares owned by Mr. Klekamp’s wife.

(7)
Robert R. Buck joined Cintas in 1982. He served as Senior Vice President – Finance and Chief Financial Officer from 1982 to 1991, and Senior Vice President – Midwest Region from 1991 to 1997. In July 1997, he was elected President – Uniform Rental Division.

(8)	Includes options for 214,800 shares, which are exercisable within 60 days.

The following is a description of our other executive officers:

Karen L. Carnahan joined Cintas in 1979. She has held various accounting and finance positions with the Company. In March 1992, she was elected Treasurer of the Company and was elected Vice President of the Company in July 1997.

William C. Gale joined Cintas in April 1995 as Vice President-Finance and Chief Financial Officer. He is presently responsible for finance, accounting and administration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than ten percent of the Company’s Common Stock to file reports of ownership with the Commission and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, Cintas believes that during fiscal 2001 all filing requirements were met.

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)		Shares Underlying Option Grants(#)	All Other Compen- sation($) (1)
Richard T. Farmer	2001	371,000	79,765	63,429	(2)	—	105,607
Chairman of the Board	2000	360,000	88,691	62,560	(2)	—	142,270
	1999	345,000	172,500	58,856	(2)	—	142,344

Robert J. Kohlhepp	2001	439,000	167,200	—		—	37,962
Chief Executive Officer and Director	2000 1999	400,000 362,000	180,000 325,800	— —		15,000 —	47,298 47,072

Scott D. Farmer	2001	379,000	190,000	—		15,000	7,563
President, Chief Operating Officer and Director	2000 1999	340,000 304,000	119,000 212,800	— —		15,000 —	8,291 8,154

Robert R. Buck	2001	328,000	242,520	—		—	7,547
Senior Vice President and President — Uniform Rental Division	2000 1999	300,000 270,000	240,456 225,207	— —		7,500 —	8,302 8,207

David T. Jeanmougin (3)	2001	265,000	42,665	—		—	7,410
Senior Vice President	2000 1999	265,000 250,000	51,000 100,000	— —		— —	8,074 7,901

(1)	Includes the actuarially projected current dollar value of the benefits to Messrs. R. Farmer and Kohlhepp and their spouses under a split-dollar life insurance plan.

The Cintas Partners’ Plan is a non-contributory employee stock ownership plan and profit sharing plan with a 401(k) savings feature which covers substantially all employees. Included above are the dollars contributed by the Company pursuant to the Partners’ Plan.

(2)
Represents compensation associated with the use of the Company’s aircraft ($41,936, $28,537 and $32,958 in 2001, 2000 and 1999, respectively), financial planning ($10,000, $25,000 and $15,000 in 2001, 2000 and 1999, respectively) and other expense reimbursements.

(3)	Mr. Jeanmougin retired effective July 31, 2001. Cintas has agreed to continue his salary and benefits through April 30, 2002.

STOCK OPTIONS

The following table sets forth information regarding stock options granted to the executives named in the Summary Compensation Table during fiscal 2001:

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Shares Underlying Options Granted	Percent of Total Options Granted to employees in Fiscal 2001	Exercise Price ($/Sh.)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term($)
					5%	10%
Richard T. Farmer	—	N/A	N/A	N/A	N/A	N/A

Robert J. Kohlhepp	—	N/A	N/A	N/A	N/A	N/A

Scott D. Farmer	15,000	2.0%	42.6719	7/24/10	402,542	1,020,120

Robert R. Buck	—	N/A	N/A	N/A	N/A	N/A

David T. Jeanmougin	—	N/A	N/A	N/A	N/A	N/A

The following table sets forth information regarding stock options exercised by the executives named in the Summary Compensation Table during fiscal 2001 and the value of in-the-money unexercised options held by them as of May 31, 2001:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Unexercised Options at May 31, 2001		Value of Unexercised In- The-Money Options at May 31, 2001($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard T. Farmer	15,000	303,401	—	—	—	—

Robert J. Kohlhepp	6,000	240,375	54,000	171,000	1,908,310	5,341,937

Scott D. Farmer	12,750	483,615	56,400	159,600	2,157,247	3,530,663

Robert R. Buck	9,079	307,164	—	100,500	—	2,499,631

David T. Jeanmougin	105,600	4,409,751	—	44,400	—	1,393,165

(1)	Value is calculated as the difference between the fair market value of the Common Stock on May 31, 2001 ($46.64 per share) and the exercise price of the options.

COMMON STOCK PERFORMANCE GRAPH

The following graph summarizes the cumulative return on $100 invested in the Company’s Common Stock, the S & P 500 Stock Index and the common stocks of a representative group of companies in the uniform related industry (the “Peer Index”). The companies included in the Peer Index are Angelica Corporation, G & K Services, Inc. and UniFirst Corporation. Total shareholder return was based on the increase in the price of the stock and assumed reinvestment of all dividends. Further, total return was weighted according to market capitalization of each company. The companies in the Peer Index are not the same as those considered by the Compensation Committee.

                                    [CHART]

                           TOTAL SHAREHOLDER RETURNS
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

      DATE          CINTAS CORP        S&P 500 INDEX         PEER GROUP

      May-96           100                100                   100
      Aug-96           101                 98                    93
      Nov-96           114                114                   104
      Feb-97           101                120                    96
      May-97           117                129                    95
      Aug-97           131                138                   106
      Nov-97           146                147                   114
      Feb-98           160                162                   129
      May-98           172                169                   119
      Aug-98           154                149                   124
      Nov-98           208                182                   133
      Feb-99           268                194                   131
      May-99           240                205                   123
      Aug-99           195                208                   105
      Nov-99           174                220                    89
      Feb-00           152                217                    51
      May-00           252                226                    62
      Aug-00           238                242                    73
      Nov-00           291                210                    70
      Feb-01           207                199                    61
      May-01           268                202                    78

PROPOSALS FOR NEXT YEAR

Shareholders who desire to have proposals included in the Notice for the 2002 Shareholders’ Meeting must submit their proposals in writing to Cintas at its offices on or before May 1, 2002.

The form of Proxy for the Company’s Annual Meeting of Shareholders grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2002 Shareholders’ Meeting, it must be received prior to July 14, 2002.

OTHER MATTERS

Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.

QUESTIONS?

If you have questions or need more information about the annual meeting, write to:

William C. Gale, CFO
6800 Cintas Blvd.
P. O. Box 625737
Cincinnati, OH 45262-5737

or call (513) 459-1200.

For information about your record holding call the Fifth Third Bank Shareholder Services at 1-800-837-2755. We also invite you to visit Cintas’ Internet site at www.Cintas.com. Internet site materials are for your general information and are not part of this proxy solicitation.

There are three possible ways to vote your proxy. Please choose one of the following:

Vote by Telephone
Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a Touch-Tone phone. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple instructions that will be given to you to record your vote.

Vote by Internet
Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple instructions that will be given to you to record your vote.

Vote by Mail
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Corporate Trust Services, P.O. Box 535800, Pittsburgh, Pennsylvania 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return your proxy
Touch-Tone phone	Cast your vote	in the Postage-paid
1-800-250-9081	http://www.votefast.com	envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone and Internet vote must be received by 11:59 P.M. eastern daylight time on October 16, 2001 to be counted in the final tabulation. If you vote by telephone or Internet, please do not send your proxy by mail.

Your Control Number is printed on the reverse side.

CINTAS CORPORATION	PROXY FOR ANNUAL MEETING
6800 Cintas Blvd., P.O. Box 625737, Cincinnati, Ohio 45262-5737

     The undersigned hereby appoints RICHARD T. FARMER, ROBERT J. KOHLHEPP, and WILLIAM C. GALE, or any of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cintas Corporation to be held October 17, 2001, at 10:00 a.m. (Eastern Time) at the Company’s Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio and at any adjournment of such Meeting as specified below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1.	Authority to establish the number of Directors to be elected at the Meeting at eight.
	☐	FOR ☐ AGAINST	☐	ABSTAIN
2.	Authority to elect eight nominees listed below.
	☐	FOR all nominees listed below (except as marked to the contrary)		☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Richard T. Farmer; Robert J. Kohlhepp; Scott D. Farmer; Gerald V. Dirvin; James J. Gardner;
Robert J. Herbold; Roger L. Howe; Donald P. Klekamp

WRITE THE NAME OF ANY NOMINEE(S) FOR

WHOM AUTHORITY TO VOTE IS WITHHELD

(Continued on other side)

Cintas Corporation
c/o Corporate Trust Services
Mail Drop 10AT66—4129
38 Fountain Square Plaza
Cincinnati, OH 45263

              Your Control Number is:

You are now able to cast your vote by using a touch-tone telephone or by using the Internet.
Instructions for voting are on the reverse side. Your Control Number for voting is noted above.

fold and detach here
...

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

____________________________________ , 2001

_____________________________________

______________________________________

Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.